                                                                     Exhibit (e)


                             UNDERWRITING AGREEMENT

                                     BETWEEN




                                DCM SERIES TRUST


                                       AND

                             ADS DISTRIBUTORS, INC.



                                     [LOGO]

                             UNDERWRITING AGREEMENT



AGREEMENT made as of this 12th day of October, 1999 by and between DCM Series Trust (the "Trust"), and ADS Distributors, Inc., (the "Underwriter").


                                   BACKGROUND


         WHEREAS, the Trust is offering shares of beneficial interest (the "Shares") in an investment portfolio known as the "DCM Growth Fund" (the "Fund"), which is a series of the Trust; and



         WHEREAS, the Fund is a non-diversified open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and


         WHEREAS, the Underwriter is a corporation experienced in providing distribution services to mutual funds and possesses facilities sufficient to provide such services; and


         WHEREAS, the Trust desires that the Fund avail itself of the experience, assistance and facilities of the Underwriter and have the Underwriter perform for the Fund certain services appropriate to the operations of the Fund and the Underwriter is willing to furnish such services in accordance with the terms hereinafter set forth, the Trust and the Underwriter agree to the following terms.


                                      TERMS

A: UNDERWRITING ACTIVITIES:


1. The Underwriter will receive orders from purchasers for, and the Fund will sell, issue and deliver from time to time to such purchasers, such part of the authorized Shares remaining un-issued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), at prices determined as hereinafter provided and on the terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the Declaration of Trust of the Trust.




2. The Underwriter shall present all orders received by it for Shares to the Fund by telegraphic or written purchase orders and each such order shall be subject to the acceptance or rejection by the Fund in the Fund's sole discretion

    2.1 Notwithstanding any other provision hereof, whenever in the judgment of the Fund such action is warranted by market, economic or political conditions or by abnormal circumstances of any kind, the Fund may suspend the offer of shares in effect and may, without liability under any provision of this Agreement, decline to accept or confirm any orders or make any sales of Shares under this

    Agreement until such time as the Fund shall deem it advisable to resume the offering of such Shares, provided that as soon as practicable after the taking of any such action a special meeting of the Board of Trustees of the Trust shall be called to be held as soon as practicable thereafter to determine whether or not such action shall then continue to be effective, and the period during, or the circumstance under, which such action shall continue or cease to be effective. During any period during which the offer of Shares shall be suspended or the Fund shall decline to accept or confirm any such orders or make any such sales, the Fund shall be under no obligation to confirm or accept any such orders or make any such sale at any price.



    2.2 The Fund will use its best efforts to keep effectively registered under the 1933 Act for sale as herein contemplated such Shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission (the "SEC") shall permit to be so registered.




3. Sales by the Underwriter shall be made as agent for the Fund and all such sales be made to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the 1933 Act, (and related prospectus), as the Underwriter may determine from time to time.




4. All Shares offered for sale or sold by the Underwriter shall be so offered or sold at a price per share (the "Offering Price") equal to the net asset value per Share (determined as authorized from time to time by the Board of Trustees of the Trust pursuant to its charter).



    4.1 For the purpose of determining the Offering Price, the net asset value of any such Shares shall be so determined in accordance with the then current offering prospectus. The Fund, or its authorized agent, will promptly furnish to the Underwriter a statement of the Offering Price as often as such net asset value is determined and such statement shall, at the request of the Underwriter, show the basis of computation of the Offering Price.



    4.2 Orders presented by the Underwriter for Shares, if accepted by the Fund, shall be accepted and confirmed by the Fund or its duly authorized agent at the Offering Price in effect at the time of its receipt of such order at its principal office.



    4.3 The Underwriter will not in any event (a) offer for sale or sell Shares in excess of the number then effectively registered under the 1933 Act, and available for sale, or (b) offer for sale or sell any Shares in violation of any applicable Federal or State law, rule or regulation.




5. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with rendering its Shares eligible for sale in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which, in its opinion, is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications as dealer or broker.




6. The Fund will furnish to the Underwriter from time to time such information with respect to its Shares as the Underwriter may reasonably request for use in connection with the sale of Shares. The Underwriter will not use, distribute, disseminate or authorize the use, distribution or dissemination by its dealers or others in connection with such sale of any literature, advertising or selling aids in any form or through any medium, written or oral, without prior written specific approval thereof by the Fund.




7. Nothing herein contained shall limit the right of the Fund, in its absolute discretion, to issue or sell Shares for such other considerations (whether in connection with the acquisition of assets or shares or securities of another corporation or entity or with the merger or consolidation of any other corporation into or with the Fund, or otherwise) as and to the extent permitted by its charter and any applicable laws, or to issue or sell any such Shares directly to the shareholders of the Fund, upon such terms and conditions and for such consideration, if any, as may be determined by the Board of Trustees, whether pursuant to the distribution of subscription or purchase rights to such holders or by way of dividends or otherwise.



8. At the request of the Fund, the Underwriter agrees to act as agent for the Fund for the repurchase or redemption of Shares of the Fund at such prices as the Fund from time to time shall prescribe.



9. In selling or reacquiring shares, the Underwriter agrees to conform to the requirements of all state and Federal laws relating to such sale or reacquisition, as the case may be, and will indemnify and hold the Fund harmless from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the charter of the Trust and any fundamental policies adopted by the Fund pursuant to the 1940 Act, or otherwise, notice of which has been given to the Underwriter.




10. Neither the Underwriter, any dealer nor any other person is authorized by the Fund to give any information or to make any representation other than those contained (a) in the latest effective registration statement (and related prospectus) filed with the SEC under the 1933 Act as such registration statement (and prospectus) may be amended from time to time, or
    (b) in any statement expressly authorized by the Fund for use in connection with any sale or reacquisition of Shares for the account of the Fund.



B.  COMPENSATION AND OTHER:

1. In consideration of the agreements on the part of the Underwriter herein contained, the Underwriter shall receive payment in the amount of $10,000 for the first portfolio, plus $5,000 for each additional portfolio or 1 basis point of the combined average net assets of the fund/trust, whichever is greater, per annum billed monthly, plus reimbursement of all reasonable out-of-pocket expenses incurred at the request of the Fund in fulfillment of its responsibilities in this Agreement.


2. This Agreement shall continue in effect until such time as there remains no unsold balance of Shares effectively registered under the 1933 Act; provided, however, that (a) this Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Trustees, including by a majority of the "disinterested Trustees" or a majority of the outstanding voting securities of the Fund, and (b) either party hereto may terminate this Agreement on any date by giving the other party at least ninety (90) days prior written notice of such termination specifying the date fixed therefor.


    2.1 This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning defined in Section 2(a)(4) of the 1940 Act.



3. Any notice under this Agreement shall be in writing addressed and delivered by mail, postage prepaid, to the party to whom addressed at the address given below, or at such other address as such party shall theretofore have designated (by notice given to the other party as herein provided) in writing for the receipt of such notice:



TO THE ADVISER:                          TO THE UNDERWRITER:
Jonathan J. Derby                        Mr. Michael Rogan
Co-Chairman and Vice President           President
DCM Growth Fund                          ADS Distributors, Inc.
7 Wells Avenue                           c/o American Data Services, Inc.
Newton, MA 02459                         150 Motor Parkway
                                         Hauppauge, New York  11788




                  IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized on the day and year first above written.




DCM Series Trust                            ADS Distributors, Inc.

By: /s/ Jonathan J. Derby                   By: /s/ Michael Miola
   -------------------------------             -------------------------
    Jonathan J. Derby                           Michael Miola, Treasurer
    Co-Chairman and Vice President